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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

     The following is a list of subsidiaries of the Company as of December 31, 2005 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

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
                                                              STATE OR COUNTRY
NAME OF SUBSIDIARIES OF THE COMPANY                            OF ORGANIZATION
-----------------------------------                           ----------------
Tecumseh Compressor Company                                   Delaware
Tecumseh Power Company                                        Delaware
M.P. Pumps, Inc.                                              Michigan
Little Giant Pump Company                                     Oklahoma
Evergy, Inc.                                                  Delaware
FASCO Industries, Inc.                                        Delaware
   Von Weise Gear Company                                     Delaware
   Motores FASCO de Mexico                                    Mexico
Manufacturing Data Systems, Inc.                              Michigan
Tecumseh do Brasil, Ltda.                                     Brazil
   Tecumseh do Brasil Europe Srl.                             Italy
   Tecumseh do Brasil USA                                     Delaware
Tecumseh Products Company of Canada, Ltd.                     Canada
Tecumseh France S.A.                                          France
   Tecumseh Services Sarl                                     France
   Tecumseh Europe SA                                         France
      Societe Immobiliere de Construction de la Verpilliere   France
      Tecumseh Europe-Far East Sdn. Bhd.                      Malaysia
Tecumseh Products India Private Ltd.                          India
Motoco a.s.                                                   Czech Republic
TMT Motoco, Ltd.                                              Brazil
FASCO Motors, Ltd                                             Canada
FASCO Motors, Ltd.                                            Thailand
   FASCO Yamabishi Co., Ltd.                                  Thailand
   FASCO Asia Pacific Ltd.                                    Thailand
FASCO Australia Pty. Ltd.                                     Australia
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